Sub-item 77Q1(e)

• Investment Advisory Agreement between the Trust and J.P. Morgan Alternative Asset Management, Inc. (“JPMAAM”) dated May 30, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 30, 2014 (Accession No. 0001193125-14-358653).

• Form of Sub-Advisory Agreement between JPMAAM and the Sub-Adviser with respect to the Trust. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 30, 2014 (Accession No. 0001193125-14-358653).